Exhibit 99.1

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR 2024 RESULTS

LAS VEGAS - FEBRUARY 6, 2025 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2024.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Our Company continued to deliver solid results in the fourth quarter, consistent with our strong full-year performance. Our diversified business model, strong operating efficiencies and contributions from our recent property investments drove revenue and EBITDAR growth on a Companywide basis during the fourth quarter, as we maintained property-level operating margins of over 40%. We also continued our balanced approach to capital allocation throughout 2024, investing in our properties nationwide, returning nearly $750 million to shareholders, and maintaining the strongest balance sheet in our Company’s history. As we mark the conclusion of another successful year, we are proud of the strong foundation we have built and are confident in our strategy to deliver long-term value for our shareholders.”

Smith added: “On January 1st, 2025, Boyd Gaming reached a historic milestone as we celebrated our 50th year in business. Since our founding in 1975, our Company has grown from a single property in downtown Las Vegas into one of the largest and most respected gaming companies in the United States. And while we are a much different company today than we were 50 years ago, the vision and integrity of our founders, Sam and Bill Boyd, continue to guide us to this day.”

Fourth-Quarter and Full-Year 2024 Results

Boyd Gaming reported fourth-quarter 2024 revenues of $1.0 billion, increasing from $954.4 million in the fourth quarter of 2023. The Company reported net income of $170.5 million, or $1.92 per share, for the fourth quarter of 2024, compared to $92.6 million, or $0.94 per share, for the year-ago period. The Company’s fourth-quarter 2023 results were impacted by $103.3 million in non-cash, pretax goodwill and intangible asset impairment charges.

Total Adjusted EBITDAR(1) was $379.3 million in the fourth quarter of 2024, up from $355.5 million in the fourth quarter of 2023. Adjusted Earnings(1) for the fourth quarter of 2024 were $174.7 million, or $1.96 per share, compared to $163.8 million, or $1.66 per share, for the same period in 2023.

For the full year 2024, Boyd Gaming reported revenues of $3.9 billion, up from $3.7 billion for the full year 2023. The Company reported net income of $578.0 million, or $6.19 per share, compared to net income of $620.0 million, or $6.12 per share, for the full year 2023.  The Company’s full-year 2023 results were impacted by $107.8 million in non-cash, pretax goodwill and intangible asset impairment charges.

Total Adjusted EBITDAR for the full year 2024 was $1.4 billion, essentially even with the prior year. Full-year 2024 Adjusted Earnings were $611.3 million, or $6.55 per share, compared to Adjusted Earnings of $639.9 million, or $6.31 per share, for the full year 2023.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

During the fourth quarter, results in the Company’s Las Vegas Locals segment reflected ongoing competitive pressures at The Orleans and Gold Coast, while the remainder of the properties in the segment continued to perform better than the broader same-store market. In Downtown Las Vegas, results benefitted from the Company’s recent property investments, as well as strong visitation from Hawaiian customers. The Midwest & South segment delivered both revenue and Adjusted EBITDAR growth, primarily driven by contributions from Treasure Chest’s new land-based facility.

The Company’s Online segment achieved strong revenue and Adjusted EBITDAR growth during the fourth quarter, with increased contributions and one-time benefits from the Company’s market-access agreements.  Growth in Managed & Other was driven by continued strong performance at Sky River Casino in northern California.

Dividend and Share Repurchase Update

Boyd Gaming paid a quarterly cash dividend of $0.17 per share on January 15, 2025, as previously announced.

As part of its ongoing share repurchase program, the Company repurchased $203 million in shares of its common stock during the fourth quarter of 2024. As of December 31, 2024, the Company had approximately $640 million remaining under current share repurchase authorizations.

Balance Sheet Statistics

As of December 31, 2024, Boyd Gaming had cash on hand of $316.7 million, and total debt of $3.2 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss its fourth-quarter and full-year 2024 results today, February 6, at 5:00 p.m. Eastern.  The conference call number is (800) 836-8184. No passcode is required to join the call.  Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available online at https://investors.boydgaming.com, or https://app.webinar.net/zLPQEW9A5Rk.

Following the call’s completion, a replay will be available by dialing (888) 660-6345 today, February 6, and continuing through Thursday, February 13.  The passcode for the replay will be 55103#.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Revenues
Gaming	$658,440	$647,083	$2,583,926	$2,613,288
Food & beverage	81,161	75,481	303,522	288,417
Room	52,840	50,571	204,608	199,117
Online	188,821	124,058	606,233	422,211
Management fee	23,880	22,292	88,407	76,921
Other	35,773	34,927	143,498	138,538
Total revenues	1,040,915	954,412	3,930,194	3,738,492
Operating costs and expenses
Gaming	249,787	248,910	999,753	1,000,240
Food & beverage	66,088	63,256	253,940	240,879
Room	19,863	18,610	77,591	73,490
Online	144,514	106,510	497,783	358,988
Other	12,990	12,204	51,322	46,323
Selling, general and administrative	111,517	90,558	427,226	389,891
Master lease rent expense (a)	28,159	27,235	111,406	108,398
Maintenance and utilities	36,255	35,677	148,366	151,014
Depreciation and amortization	77,705	68,203	276,639	256,780
Corporate expense	25,680	27,731	113,934	115,963
Project development, preopening and writedowns	6,618	2,333	28,572	(8,935)
Impairment of assets	—	103,300	10,500	107,837
Other operating items, net	438	(5,166)	5,385	(4,207)
Total operating costs and expenses	779,614	799,361	3,002,417	2,836,661
Operating income	261,301	155,051	927,777	901,831
Other expense (income)
Interest income	(384)	(1,441)	(1,625)	(23,886)
Interest expense, net of amounts capitalized	45,943	42,314	177,409	171,247
Other, net	(299)	967	(10)	1,563
Total other expense, net	45,260	41,840	175,774	148,924
Income before income taxes	216,041	113,211	752,003	752,907
Income tax provision	(45,535)	(20,606)	(174,051)	(132,884)
Net income	$170,506	$92,605	$577,952	$620,023

Basic net income per common share	$1.92	$0.94	$6.19	$6.12
Weighted average basic shares outstanding	88,982	98,935	93,314	101,325

Diluted net income per common share	$1.92	$0.94	$6.19	$6.12
Weighted average diluted shares outstanding	89,006	98,979	93,349	101,373

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2024	2023	2024	2023
Total Revenues by Segment
Las Vegas Locals	$231,971	$235,075	$894,508	$928,118
Downtown Las Vegas	65,559	63,314	230,091	222,407
Midwest & South	518,499	497,898	2,063,415	2,041,945
Online	188,821	124,058	606,233	422,211
Managed & Other	36,065	34,067	135,947	123,811
Total revenues	$1,040,915	$954,412	$3,930,194	$3,738,492

Adjusted EBITDAR by Segment
Las Vegas Locals	$112,318	$120,431	$428,423	$470,971
Downtown Las Vegas	26,981	27,631	83,325	85,507
Midwest & South	192,390	190,568	765,706	781,673
Online	44,066	17,309	107,604	62,337
Managed & Other	25,703	24,384	96,153	84,478
Corporate expense, net of share-based compensation expense (a)	(22,174)	(24,861)	(90,618)	(90,175)
Adjusted EBITDAR	379,284	355,462	1,390,593	1,394,791
Master lease rent expense (b)	(28,159)	(27,235)	(111,406)	(108,398)
Adjusted EBITDA	351,125	328,227	1,279,187	1,286,393

Other operating costs and expenses
Deferred rent	162	177	648	708
Depreciation and amortization	77,705	68,203	276,639	256,780
Share-based compensation expense	4,901	4,329	29,666	32,379
Project development, preopening and writedowns	6,618	2,333	28,572	(8,935)
Impairment of assets	—	103,300	10,500	107,837
Other operating items, net	438	(5,166)	5,385	(4,207)
Total other operating costs and expenses	89,824	173,176	351,410	384,562
Operating income	261,301	155,051	927,777	901,831
Other expense (income)
Interest income	(384)	(1,441)	(1,625)	(23,886)
Interest expense, net of amounts capitalized	45,943	42,314	177,409	171,247
Other, net	(299)	967	(10)	1,563
Total other expense, net	45,260	41,840	175,774	148,924
Income before income taxes	216,041	113,211	752,003	752,907
Income tax provision	(45,535)	(20,606)	(174,051)	(132,884)
Net income	$170,506	$92,605	$577,952	$620,023

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2024	2023	2024	2023
Corporate expense as reported on Condensed Consolidated
Statements of Operations	$25,680	$27,731	$113,934	$115,963
Corporate share-based compensation expense	(3,506)	(2,870)	(23,316)	(25,788)
Corporate expense, net, as reported on the above table	$22,174	$24,861	$90,618	$90,175

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Net income	$170,506	$92,605	$577,952	$620,023
Pretax adjustments:
Project development, preopening and writedowns	6,618	2,333	28,572	(8,935)
Impairment of assets	—	103,300	10,500	107,837
Other operating items, net	438	(5,166)	5,385	(4,207)
Interest income (a)	—	—	—	(14,315)
Other, net	(299)	967	(10)	1,563
Total adjustments	6,757	101,434	44,447	81,943

Income tax effect for above adjustments	(2,531)	(30,214)	(11,135)	(26,231)
Impact of tax valuation allowance	—	—	—	(35,856)
Adjusted earnings	$174,732	$163,825	$611,264	$639,879

Net income per share, diluted	$1.92	$0.94	$6.19	$6.12
Pretax adjustments:
Project development, preopening and writedowns	0.07	0.02	0.31	(0.09)
Impairment of assets	—	1.04	0.11	1.06
Other operating items, net	—	(0.05)	0.06	(0.04)
Interest income (a)	—	—	—	(0.14)
Other, net	—	0.01	—	0.02
Total adjustments	0.07	1.02	0.48	0.81

Income tax effect for above adjustments	(0.03)	(0.30)	(0.12)	(0.26)
Impact of tax valuation allowance	—	—	—	(0.36)
Adjusted earnings per share, diluted	$1.96	$1.66	$6.55	$6.31

Weighted average diluted shares outstanding	89,006	98,979	93,349	101,373

__________________________________________

(a) Adjustment to the expected losses for interest on note receivable.

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt and other items, net, as applicable,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, adjustments to the expected losses for interest on note receivable, the release of valuation allowances on deferred tax assets and other non-recurring adjustments, net, as applicable, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures”.

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process. Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These forward-looking statements are based on the current beliefs and expectations of management and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Boyd Gaming’s ability to control or estimate precisely. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Celebrating its 50th anniversary in 2025, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states, manager of a tribal casino in northern California, and owner and operator of Boyd Interactive, a B2B and B2C online casino gaming business. The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation's leading sports-betting operator. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering guests an outstanding entertainment experience and memorable customer service.  Through a long-standing company philosophy called Caring the Boyd Way, Boyd Gaming is committed to advancing Corporate Social Responsibility (CSR) initiatives that positively impact the Company's stakeholders and communities.  For additional Company information and press releases, visit https://investors.boydgaming.com.

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com